Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     23-2259884
   (State of Incorporation)                  (I.R.S. Employer Identification No)

                           1095 Avenue of the Americas
                               New York, New York
                                 (212) 395-2121
          (Address and telephone number of principal executive offices)

                                -----------------

                               William F. Heitmann
                       Senior Vice President and Treasurer
                           Verion Communications Inc.
                           1095 Avenue of the Americas
                            New York, New York 10036
            (Name, address and telephone number of agent for service)

                                -----------------

                                   Copies to:
                             David S. Kauffman, Esq.
                  Vice President and Associate General Counsel
                           Verizon Communications Inc.
                           1095 Avenue of the Americas
                            New York, New York 10036

                                -----------------

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] 333-

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of Each Class     Amount to be          Proposed Maximum     Proposed Maximum      Amount of
of Securities to be     Registered            Offering Price Per   Aggregate Offering    Registration Fee*
Registered                                    Unit                 Price
-----------------------------------------------------------------------------------------------------------
Common Stock,
Par value $.10 per      25,000,000            $39.025              $975,625,000.00       $78,928.06
share
-----------------------------------------------------------------------------------------------------------

* Estimated pursuant to paragraph (c) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on July 1, 2003, as reported on the New York Stock Exchange.

** As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement also covers 1,033,261 shares of Common Stock previously registered and unissued (Registration Statement No. 333-48083). The Registrant previously paid a filing fee of $416,641.40 with such registration statement ($14,349.98 of which is associated with the 1,033,261 shares of Common Stock also covered by the prospectus contained in this Registration Statement).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             [VERIZON LOGO OMITTED]

                     A Direct Stock Purchase and Share
                     Ownership Plan for Common Stock
                     of Verizon Communications Inc.

                     VERIZON
                     COMMUNICATIONS
--------------------------------
|                    DIRECT     |
--------------------------------
                     INVEST

                  o Purchase Verizon Communications
                    shares conveniently.

                  o Build your ownership systematically
                    by reinvesting dividends and by making
                    additional investments.

                  o Access your account online to review
                    and manage your investment.

                  o Protect your Verizon Communications
                    stock certificates by turning them in for share safekeeping at no cost.

                  o Establish an IRA that invests in
                    Verizon Communications shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             ,2003.
                      -------

------------------------------------------
|    Summary of Important Plan Features  |
------------------------------------------

--------------------------------------------------------------------------------
[arrow] Registered Shareowners - If you are a registered Verizon Communications shareowner, you may enroll in the Plan immediately.
--------------------------------------------------------------------------------
[arrow] Initial Investment - If you are not a registered Verizon Communications shareowner, you may enroll by investing at least $1,000 or by authorizing the Plan Administrator to automatically deduct ten
          (10) $100 monthly payments from your U.S. bank account.
--------------------------------------------------------------------------------
[arrow] Dividend Reinvestment - Dividends on all or a portion of your Plan shares will be automatically reinvested in Verizon Communications common shares.
--------------------------------------------------------------------------------
[arrow] Additional Investments - You can make additional investments by authorizing the Plan Administrator to automatically deduct $50 or more from your U.S. bank account each month.
--------------------------------------------------------------------------------
[arrow] Share Safekeeping - Whether you participate in the Plan or not, if you own shares of Verizon Communications and you hold them in certificate form, you may send them to the Plan Administrator for share safekeeping. There is no cost to you for this service.
--------------------------------------------------------------------------------
[arrow] Periodic Statements - Each time you invest, you will receive a statement that will show you the status of your account.
--------------------------------------------------------------------------------
[arrow] Participant Fees - You will pay certain fees in connection with the Plan. These fees are described further in this prospectus.

------------------------------------------
     Table of Contents                   |
------------------------------------------

     VERIZON COMMUNICATIONS
        DIRECT INVEST - THE PLAN

     Administration and Contact Information          4

     Who Can Join                                    4

     Enrollment                                      5

     Participant Fees                                7

     How Shares are Purchased and Priced             8

     Investment Methods and Timing                   9

     Account Statements                             11

     Share Safekeeping                              11

     IRA Accounts                                   12

     Gift or Transfer of Shares                     12

     Sales                                          13

     Withdrawal from the Plan                       13

     Adverse Market Conditions                      14

     Tax Consequences                               14

     Voting of Proxies                              15

     Stock Splits and Other Distributions           15

     Changes to the Plan                            16

     Responsibilities of Verizon Communications
         and the Plan Administrator                 16

     Governing Law                                  17

     Use of Proceeds                                17

     Experts                                        17

     Legal Matters                                  17

     Indemnification                                18

     Where You Can Find More Information            18

---------------------------------------------
     Administration and Contact Information |
---------------------------------------------

     You may contact the Plan Administrator, EquiServe Trust Company, N.A., by:

     o   INTERNET:
            www.verizon.equiserve.com

     o   TELEPHONE:
            1-800-631-2355

     o   MAIL:
            Verizon Communications Direct Invest
            c/o EquiServe Trust Company, N.A.
            P.O. Box 43005
            Providence, RI 02940-3005

     Unless otherwise specified, Plan transactions can be handled via the Internet, by telephone or through the mail. EquiServe Trust Company, N.A. is a federally chartered trust institution in affiliation with EquiServe Inc., a transfer agent registered with the Securities and Exchange Commission.

------------------------------------------
     Who Can Join                        |
------------------------------------------

     o Registered shareowners of Verizon Communications are eligible to join the Plan.

     o New investors who would like to become registered shareowners may join by making an initial investment of at least $1,000.

     o Non-U.S. residents are eligible to participate as long as their participation would not violate applicable laws in their home countries.

------------------------------------------
     Enrollment                          |
------------------------------------------

     -------------------------------------------------------
     | MINIMUM AND MAXIMUM INVESTMENT AMOUNTS              |
     |-----------------------------------------------------|
     | Minimum Initial Investment                          |
     |   Registered Shareowners:         $0                |
     |                                                     |
     |   New Investors:                  $1,000            |
     |                                                     |
     |   Automatic Deduction:                              |
     |    $100 per month for ten (10) consecutive months   |
     |-----------------------------------------------------|
     | Minimum Additional Investment                       |
     |   Cash and One-time Online Deduction:               |
     |                                   $50 per payment   |
     |                                                     |
     |   Automatic Deduction:                              |
     |                                   $50 per month     |
     |-----------------------------------------------------|
     | Maximum Investment - $200,000 per calendar year     |
     -------------------------------------------------------

     Registered Shareowners - If you are a Verizon Communications registered shareowner, and you have already established online account access, you can enroll immediately via the Internet. Otherwise, you need to call the Plan Administrator to enroll in the Plan over the telephone or to request a Shareowner Authorization Form to enroll by mail. If the Plan Administrator receives your enrollment request at least one (1) business day prior to a given dividend record date, you will be enrolled in the Plan and the requested dividends will be reinvested for that dividend payment date. If your enrollment request is not received in time, your dividend reinvestment election may not be processed until the next dividend payment date.

     New Investors - If you do not already own Verizon Communications shares, or if you wish to establish a separate account (for example, a joint account with your spouse, or as a custodian for a minor), you may:

         o Go to www.verizon.equiserve.com and follow the instructions for opening a Verizon Communications shareowner account online. You may enroll in the

             Plan by authorizing a one-time deduction from your U.S. bank account for an initial investment of at least $1,000 or by establishing an automatic monthly deduction from your U.S. bank account for a minimum of $100 per transaction for at least ten
             (10) consecutive months; or

         o Contact the Plan Administrator to obtain an Initial Enrollment Form, complete the form and return it to the address provided. You can either:

             > Enclose a check for a minimum investment of $1,000. Please make sure your check is payable to "EquiServe - Verizon"; or,

             > Authorize an automatic monthly deduction from your U.S. bank account for a minimum of $100 per transaction for at least ten (10) consecutive months. Automatic investment enrollment is provided on the reverse side of the Initial Enrollment Form.

     If you wish to make your initial investment through automatic monthly deductions, you must agree to continue the deductions until the $1,000 minimum initial investment is reached. Please note, such automatic monthly deductions continue indefinitely beyond the initial investment until you notify the Plan Administrator to stop your monthly deductions.

     Beneficial ("Street Name") Owners - If your shares are held in the name of a bank, broker or other nominee (that is, in "street name"), you should direct your bank, broker or other nominee to have your shares of Verizon Communications registered directly in your name. You can then enroll in the Plan as a registered shareowner.

     Dividend Reinvestment Options - Quarterly cash dividends on some or all of your shares will be automatically reinvested in additional Verizon Communications shares.

     o Full Reinvestment - If you wish to reinvest the dividends on all your shares, elect the Full Dividend Reinvestment option.

     o Partial Reinvestment - If you wish to reinvest the dividends on less than all your shares, elect the Partial Dividend Reinvestment option and specify the number of whole shares for which you would like to receive a dividend check. The dividends on the remaining shares will be reinvested in additional shares of Verizon Communications.


------------------------------------------
     Participant Fees                    |
------------------------------------------

     -------------------------------------------------------
     | One-time Account Setup Fee - $5.00                  |
     |-----------------------------------------------------|
     | Investment Fees                                     |
     | Dividend Reinvestment      5% of Amount Invested    |
     |                            ($1.00 Min./$2.00 Max.)  |
     |                                                     |
     | Additional Investments - Per Transaction            |
     |   Via check                         $2.50           |
     |   Via Internet: one-time purchase   $2.50           |
     |   Via automatic monthly deduction   $1.00           |
     |-----------------------------------------------------|
     | Sale Fee                   $10.00 per sale          |
     |-----------------------------------------------------|
     | Brokerage Commissions and/or Fees                   |
     |    On Sales         $0.07 per share                 |
     |    On Purchases     $0.03 per share                 |
     |-----------------------------------------------------|
     | Other fees may apply - See below                    |
     -------------------------------------------------------

     New Investors - There is a one-time account setup fee of $5.00 if you are making a first-time purchase of Verizon Communications shares or establishing a new investment account.

     Dividend Reinvestment - The fee for reinvesting each quarterly dividend is 5% of the amount invested, with a minimum fee of $1.00 and a maximum fee of $2.00. (In other words, if your quarterly dividend is $20 or less, the Plan Administrator's fee will be $1.00. If your quarterly dividend is $25, the Plan Administrator's fee will be $1.25. If your quarterly dividend is $40 or more, the Plan Administrator's fee is capped at $2.00).

     Additional Investments - If you send a check to purchase additional shares of Verizon Communications through the Plan, or if you authorize a one-time deduction from your U.S. bank account via the Internet, the Plan Administrator will deduct a processing fee of $2.50 per investment.

     Automatic Monthly Deductions - If you authorize automatic monthly deductions from your U.S. bank account, the fee is $1.00 per investment.

     Brokerage Commissions and/or Fees - Currently, a sale commission of $0.07 per share will be deducted from the sale price per share. A purchase commission of $0.03 per share will be included in the price per share, except when new shares or treasury shares are purchased from Verizon Communications.

     Other Fees - The Plan Administrator may charge a fee for each of the following: returned payments, check copy, retrieval of certain archived data, prior year tax form, overnight delivery, certain market price information, and confirmation of account balance for party other than holder.

----------------------------------------------------
     How Shares are Purchased and Priced           |
----------------------------------------------------

     Cash dividends elected for reinvestment, together with additional investments, will be used to purchase Verizon Communications shares. At the sole discretion of Verizon Communications, the shares purchased for the Plan will either be newly issued shares, treasury shares, shares acquired in the open market by the Plan Administrator or any combination of the foregoing.

     o Purchases from Verizon Communications - The price of new and/or treasury shares purchased directly from Verizon Communications will be the average of the high and low prices of Verizon Communications stock on the purchase date (based on the New York Stock Exchange Composite Transaction Listing) or the prior trading day, if the New York Stock Exchange is closed on the purchase date. Customarily, the purchase date for dividends will be the dividend pay-ment date; for additional investments, the purchase date will be the first business day of each week. Although no brokerage commissions and/or fees will be charged to Plan participants for shares purchased directly from Verizon Communications, the investment fees listed in the "Participant Fees" section of this prospectus will still apply.

     o Purchases in the Open Market - The price of shares purchased in the open market will be the weighted average price per share paid by the Plan Administrator during the purchase period, including brokerage commissions and/or fees. For reinvested dividends, purchases may begin four (4) business days prior to the dividend payment date and end thirty (30) days after the dividend payment date.

     o Combined Purchases - If within a single investment period, the Plan Administrator purchases shares both directly from Verizon Communications and in the open market, the price of shares will be the weighted average of the price of all shares purchased directly from Verizon Communications and the price of all shares purchased in the open market during that investment period.


----------------------------------------------------
     Investment Methods and Timing                 |
----------------------------------------------------

     o Reinvested Dividends - The Plan Administrator will follow the procedures above to acquire shares for dividend reinvestment, based on the source of the shares, as Verizon Communications may decide from time to time.

     o Initial and Additional Investments - Customarily, all funds will be used to purchase shares on the first business day of each week, regardless of the source of the shares. If you are investing online, please refer to your Confirmation Page for the estimated debit date and investment date for your one-time deduction. If you are investing by mail, the Plan Administrator must receive your check at least two
         (2) business days prior to an investment date in order to purchase shares on such date. All funds, whether by check or automatic deduction from your bank account, must be payable in U.S. funds, and drawn on an U.S. bank. Checks should be made payable to "EquiServe - Verizon". Cash, money orders, traveler's checks and third party checks will not be accepted.

     o Automatic Monthly Investments - If you wish to elect this investment option, the Plan Administrator must receive your request via the Internet at www.verizon.equiserve.com or by mail on an enrollment form, at least three (3) business days before the end of the month, in order to begin deductions the following month. Funds will be transferred on the 25th of each month. If the 25th is not a business day, your funds will be transferred on the prior business day. Once deducted, the Plan Administrator will invest these funds on the first investment date of the following month. You can change the dollar amount or stop the automatic monthly investments by contacting the Plan Administrator. The Plan Administrator must receive your request at least seven (7) business days before the funds transfer date.

     Due to the frequency of investments, the Plan Administrator will not return any additional cash payments but will use the funds to purchase Verizon Communications shares.

     The Plan Administrator may sell such shares in your account, as necessary, to collect any amount due in the event that a payment is returned unpaid. The Plan Administrator may also collect a fee for each payment returned unpaid and may sell additional shares in your account to cover this fee.

     Total investments cannot exceed $200,000 per calendar year. For purposes of applying this limit, all deposits (including initial investments, automatic monthly deductions, and additional investments, but excluding dividend reinvestment and share deposits) are aggregated.

     Please note that you will not be able to instruct the Plan Administrator to purchase shares at a specific time or at a specific price. Therefore, you will not be able to time precisely your purchase through the Plan, and you will bear the market risk associated with fluctuations in the market price of Verizon Communications shares. That is, if you send in an initial or additional investment or authorize automatic deductions, it is possible that the market price of Verizon Communications shares could increase or decrease before the Plan Administrator purchases shares with your funds. In addition, you will not earn interest on investments for the period before the shares are purchased.

----------------------------------------------------
     Account Statements                            |
----------------------------------------------------

     The Plan Administrator will send you a statement showing the status of your account each time you purchase shares, whether by dividend reinvestment, additional investments or automatic deductions. You may also view your account information online.

----------------------------------------------------
     Share Safekeeping                             |
----------------------------------------------------

     Shares of Verizon Communications purchased under the Plan will be maintained in your Plan account for safekeeping. Commonly known as "book-entry" ownership, this method of shareowner registration saves you the time, cost and inconvenience of having to care for stock certificates that can be easily damaged, lost or stolen. Once your shares are in safekeeping, you can conveniently transfer and sell them by contacting the Plan Administrator.

     In addition, whether you participate in the Plan or not, if you own shares of Verizon Communications and you hold them in certificate form, you may send them to the Plan Administrator for safekeeping. Shareowners using this service who are not participating in the Plan will continue to receive their dividends in cash.

     All shareowners that take advantage of this service will receive a detailed statement each time there is activity in their account. To use the safekeeping service, send your certificates along with a letter of instruction to the Plan Administrator. There is no cost to you for this service.

     We recommend that you use Registered Mail - return receipt requested - insured for up to 3% of the market value when sending certificates to the Plan Adminis-trator. Do not endorse the certificates or complete the assignment section.

     To obtain a stock certificate for a portion of your shares, you may contact the Plan Administrator. Certificates will be issued for full shares only. Please allow up to five (5) business days once the Plan Administrator receives your request to issue the certificate.

----------------------------------------------------
     IRA Accounts                                  |
----------------------------------------------------

     You may establish an Individual Retirement Account (IRA) consisting of Verizon Communications shares through the Plan by investing $1,000 or more. This service has an annual fee. You may obtain more information regarding IRAs by calling 1-800-472-7428. If you would like to simply request an IRA enrollment form, you may call the Plan Administrator at 1-800-631-2355.

----------------------------------------------------
     Gift or Transfer of Shares                    |
----------------------------------------------------

     To gift or transfer some or all of your Verizon Communications shares to another person, you will need to call the Plan Administrator to request "Transfer Instructions." Transfer forms may also be downloaded from the Internet at www.verizon.equiserve.com. The completed transfer form must be signed and your signature must be guaranteed by a financial institution participating in the Medallion Guarantee program. Once your completed transfer instructions are received, your request will be processed promptly by the Plan Administrator. You are not charged any fees to gift or transfer shares under the Plan.

----------------------------------------------------
     Sales                                         |
----------------------------------------------------

     You can sell some or all of the shares you have accumulated in the Plan by contacting the Plan Administrator. If the dollar value of the sale is expected to exceed $100,000, you must submit your sale request to the Plan Administrator in writing by completing and mailing the form attached to your account statement. You must also submit any sale request within thirty
     (30) days of an address change in writing to the Plan Administrator. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required.

     The sales price per share will be the weighted average price per share received by the Plan Administrator for all sales made that day for Plan participants and non-participants using the "safekeeping" service, less brokerage commissions and/or fees. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price on the date of sale, minus a $10.00 sales fee per transaction.

     The Plan Administrator will sell shares as soon as practicable, generally within five (5) business days of receipt of your request. Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control as to the exact timing and sales prices, you can withdraw the shares that you wish to sell and sell them through a broker of your own choosing.

     Please note that if you choose to sell all of the shares you have accumulated in the Plan, you will no longer be a participant. See "Withdrawal from the Plan".

----------------------------------------------------
     Withdrawal from the Plan                      |
----------------------------------------------------

     You can withdraw from the Plan and stop reinvesting your dividends at any time by accessing your account online at www.verizon.equiserve.com. Alternatively, you may contact the Plan Administrator in writing or by telephone. In your request, you must instruct the Plan Administrator to terminate your participation by:

         > Continuing to hold your full shares in "safekeeping" and selling any fraction of a share; or,

         > Issuing a certificate for the full shares held in the Plan account and selling any fraction of a share; or

         > Selling all shares, including any fraction of a share, held in your Plan account.

     The Plan Administrator will process a proper and complete request for withdrawal as soon as practicable (typically within five (5) business days after receipt). In order to be effective for a particular dividend date, the Plan Administrator should receive your request at least four (4) business days prior to the dividend payment date. If the request is received less than four (4) business days prior to the dividend date, your request will be processed but may not include any additional shares purchased with reinvested dividends.

     Please note that if your Plan account contains less than one share of Verizon Communications stock, the Plan Administrator is authorized to terminate your Plan account and mail you a check for the fractional share amount.

----------------------------------------------------
     Adverse Market Conditions                     |
----------------------------------------------------

     In the event of an adverse market condition, such as trading curbs or market closure, the Plan Administrator will not be able to guarantee the execution of any purchase or sale transactions according to the terms and conditions of the Plan.

----------------------------------------------------
     Tax Consequences                              |
----------------------------------------------------

     o All the dividends paid to you - whether or not they are reinvested under the Plan - are considered tax-able income to you in the year they are received. The total amount will be reported to you and to the Internal Revenue Service (IRS) each year.

     o You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan.

     o All shares that are sold through the Plan Administrator will also be reported to the IRS, as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

     This summary is not a comprehensive summary of all the tax considerations that may be relevant to your participation in the Plan. In addition, special tax considerations may apply to certain participants, such as non-U.S. persons and those persons participating through an IRA. Be sure to keep your account statements for income tax purposes. If you have questions about the tax basis or ramifications of any transaction, please consult your own tax advisor.

----------------------------------------------------
     Voting of Proxies                             |
----------------------------------------------------

     For any shareowner meeting, you will receive a proxy that will cover all the Verizon Communications shares registered in your name. The proxy allows you to indicate how you want to vote your shares. We will vote your shares only as you indicate. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, however, the shares represented by your proxy card will be voted as recommended by the Verizon Communications' Board of Directors.

----------------------------------------------------
     Stock Splits and Other Distributions          |
----------------------------------------------------

     If Verizon Communications declares a stock split or stock dividend, the new shares of common stock will be added to your account or distributed in the form of a certificate, at the sole discretion of Verizon Communications.

     In the event of a stock subscription or other offering of rights to shareowners, your rights will be based on your registered holdings. Materials will be distributed that will allow you to exercise your total rights.

----------------------------------------------------
     Changes to the Plan                           |
----------------------------------------------------

     Verizon Communications reserves the right to add to, modify or terminate the Plan at any time. The Plan Administrator will send you written notice of any significant changes. No modification or termination will affect your previously executed transactions. The Plan Administrator also reserves the right to change any administrative procedures of the Plan or add new and improved features to the Plan without notifying Plan participants. Visit www.verizon.equiserve.com to see new Plan features.

----------------------------------------------------
     Responsibilities of Verizon Communications    |
     and the Plan Administrator                    |
----------------------------------------------------

     Neither Verizon Communications nor the Plan Administrator, EquiServe Trust Company, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, including, without limitation, any claims of liability (a) arising out of failure to cease reinvestment of dividends for you upon your death prior to receipt of written notice of death from the appropriate fiduciary, and (b) with respect to the prices or times at which shares are purchased or sold for your account, as described in this prospectus and on the forms that are designed to accompany each investment or activity. Additionally, neither Verizon Communications nor the Plan Administrator will have any responsibility for the market value of shares in your Plan account.

----------------------------------------------------
     Governing Law                                 |
----------------------------------------------------

     Delaware law governs the terms and conditions of the Plan, including those in this document, as well as those that are described in detail on the enrollment forms and account statements.

----------------------------------------------------
     Use of Proceeds                               |
----------------------------------------------------

     The proceeds, if any, from the sale by Verizon Communications of newly issued and treasury shares offered will be used for general corporate purposes. We are unable to estimate the aggregate amount of these proceeds.

----------------------------------------------------
     Experts                                       |
----------------------------------------------------

     The consolidated financial statements and financial statement schedule of Verizon Communications Inc. as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002 included in Verizon Communications' Annual Report on Form 10-K filed on March 14, 2003, and incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is also included therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

----------------------------------------------------
     Legal Matters                                 |
----------------------------------------------------

     Mr. William P. Barr, Executive Vice President and General Counsel of Verizon Communications Inc., passed upon the legality of the securities being offered pursuant to the Plan. As of April 30, 2003, Mr. Barr was the beneficial owner of approximately 12,359 shares of Verizon Communications Common Stock and had options to purchase an aggregate of 694,399 shares within the next 60 days.

----------------------------------------------------
     Indemnification                               |
----------------------------------------------------

     As permitted by law, directors and officers of Verizon Communications Inc. are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Verizon Communications Inc. pursuant to the foregoing provisions, Verizon Communications Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

----------------------------------------------------
     Where You Can Find More Information           |
----------------------------------------------------

     Verizon Communications Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also access our SEC filings at the SEC's Internet site (http://www.sec.gov).

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

         o   Annual Report on Form 10-K for the year ended December 31, 2002.

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         o   Current Reports on Form 8-K filed January 16, 2003 and July 1,
             2003.

         o The description of Verizon Communications Inc. Common Stock contained in the registration statement on Form S-3, File No. 333-67412.

     To receive a copy of any documents that we incorporate by reference at no cost contact us at:

         Verizon Communications Inc.
         Shareowner Services
         1095 Avenue of the Americas, Room 3619
         New York, NY 10036
         Telephone (212) 395-1525
         Internet site: www.verizon.com/investor

     You should rely only on the information contained or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof.

                                                                  VZ--DIP2--7/03

               o  Ticker symbol (NYSE): VZ

               o  Internet site: http://www.verizon.com/investor

               o  Plan Administrator:
                  EquiServe Trust Company, N.A.
                  Telephone 1-800-631-2355
                  www.verizon.equiserve.com






                              [NAIC LOGO OMITTED]


                              Low-cost
                              Investment Plan
                              Participant




                             [VERIZON LOGO OMITTED]

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

1.  Registration fee..............................    $ 78,928
2.  Cost of printing..............................      60,000
3.  Accounting fees...............................       5,000
4.  Miscellaneous.................................       9,072
                                                      --------

                                                      $153,000
                                                      ========

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article 7 of the Verizon Communications Inc. ("Verizon") Restated Certificate of Incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the Restated Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger (the "NYNEX Merger Agreement"), dated as of April 21, 1996 by and between NYNEX Corporation ("NYNEX") and Bell Atlantic Corporation ("Bell Atlantic"), a predecessor of Verizon, Bell Atlantic agreed for a period of six years following the Effective Time (as defined in the NYNEX Merger Agreement) to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify, the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

Pursuant to Section 7.8 of the Agreement and Plan of Merger (the "GTE Merger Agreement"), dated as of July 27, 1998, between Bell Atlantic and GTE Corporation ("GTE"), Bell Atlantic agreed for a period of six years following the Effective Time (as defined in the GTE Merger Agreement) to (a) cause GTE to maintain in effect the provisions regarding indemnification of officers and directors contained in the GTE Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of GTE and its subsidiaries, (b) maintain in effect and cause GTE to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause GTE to indemnify, the directors and officers of Bell Atlantic and GTE respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of GTE under its indemnification arrangements.

The Verizon Restated Certificate of Incorporation limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The directors and officers of Verizon are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Verizon.

Item 16. Exhibits.

See Exhibit Index on Page E-1.

Item 17. Undertakings.

The Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to any charter provision, by-law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by an officer, director or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a)   To include any prospectus required by Section 10(a)(3) of the Act;

     b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of July, 2003.


                                            VERIZON COMMUNICATIONS INC.
                                            (Registrant)


                                            By:  /s/ William F. Heitmann
                                                 ------------------------------
                                                 William F. Heitmann
                                                 Senior Vice President and
                                                 Treasurer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                    DATE

         *
___________________           Director                             July 2, 2003
James R. Barker

         *
___________________           Director                             July 2, 2003
Richard L. Carrion

         *
___________________           Director                             July 2, 2003
Charles R. Lee

         *
___________________           Director                             July 2, 2003
Sandra O. Moose

         *
___________________           Director                             July 2, 2003
Joseph Neubauer

         *
___________________           Director                             July 2, 2003
Thomas H. O'Brien

         *
___________________           Director                             July 2, 2003
Russell E. Palmer

         *
___________________           Director                             July 2, 2003
Hugh B. Price

SIGNATURE                     TITLE                                    DATE

         *
___________________           Director, President and              July 2, 2003
Ivan G. Seidenberg            Chief Executive Officer
                              (principal executive officer)

         *
___________________           Director                             July 2, 2003
Walter V. Shipley

         *
___________________           Director                             July 2, 2003
John R. Stafford

         *
___________________           Director                             July 2, 2003
Robert D. Storey

         *
___________________           Executive Vice President and         July 2, 2003
Doreen A. Toben               Chief Financial Officer
                              (principal financial officer)

         *
___________________           Senior Vice President and            July 2, 2003
David H. Benson               Controller (principal accounting
                              officer)


*By:     /s/ William F. Heitmann
         -----------------------
         William F. Heitmann
         (as attorney-in-fact)

                                  EXHIBIT INDEX

Exhibit No.

5 Opinion of William P. Barr, Esq., Executive Vice President and General Counsel of Verizon Communications Inc.

23.1     Consent of Ernst & Young LLP

23.2     Consent of William P. Barr (Included in Exhibit 5).

24       Powers of Attorney.